EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-179345) pertaining to the International Rectifier Corporation 2011 Performance Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-134316) pertaining to the International Rectifier Corporation 2000 Incentive Plan,

(3)
Registration Statement (Form S-8 No. 333-57608) pertaining to the International Rectifier Corporation 2000 Incentive Plan (Amended and Restated as of September 28, 2000) (formerly known as 2000 Stock Incentive Plan),

(4)	Registration Statement (Form S-8 No. 333-37308) pertaining to the International Rectifier Corporation 2000 Stock Incentive Plan,

(5)	Registration Statement (Form S-8 No. 333-70560) pertaining to the International Rectifier Corporation 1997 Employee Stock Incentive Plan (As Amended),

(6)	Registration Statement (Form S-8 No. 333-41904) pertaining to the International Rectifier Corporation 1997 Employee Stock Incentive Plan,

(7)	Registration Statement (Form S-8 No. 333-65265) pertaining to the International Rectifier Corporation 1997 Employee Stock Incentive Plan,

(8)	Registration Statement (Form S-8 No. 333-46901) pertaining to the International Rectifier Corporation 1997 Employee Stock Incentive Plan,

(9)	Registration Statement (Form S-8 No. 333-41363) pertaining to the International Rectifier Corporation Amended and Restated Stock Incentive Plan of 1992,

(10)	Registration Statement (Form S-8 No. 333-57575) pertaining to the International Rectifier Corporation Retirement Savings Plan,

(11)	Registration Statement (Form S-8 No. 333-117489) pertaining to the International Rectifier Corporation 1984 Stock Participation Plan,

(12)	Registration Statement (Form S-8 No. 033-53589) pertaining to the International Rectifier Corporation 1984 Stock Participation Plan (Amended), and

(13)	Registration Statement (Form S-8 No. 002-94436 and 033-63958) pertaining to the International Rectifier Corporation;

of our reports dated August 20, 2014, with respect to the consolidated financial statements and schedule of International Rectifier Corporation and Subsidiaries, and the effectiveness of internal control over financial reporting of International Rectifier Corporation and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended June 29, 2014.

/s/ Ernst & Young LLP

Los Angeles, California
August 20, 2014